UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 1.01	Entry in Material Definitive Agreement

On April 13, 2010, the Board of Directors of BrainStorm Cell Therapeutics Inc. (the “Company”) elected Avi Israeli (“Israeli”) as the Chairman of its Board of Directors.

On April 13, 2010, the Company, Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement (the “Agreement”) pursuant to which Israeli agreed, during the term of the Agreement, to serve as (i) the Company’s Clinical Trials Advisor and (ii) a member of the Company’s Board of Directors.  Any party may terminate the Agreement upon 30 days prior notice to the other parties.  In consideration of the services to be provided by Israeli to the Company under the Agreement, the Company agreed to grant options annually during the term of the Agreement for the purchase of its common stock, $0.00005 par value per share (the “Common Stock”), as follows:

*           an option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Israeli; and

*           an option for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit,

such options to vest and become exercisable in twelve (12) consecutive equal monthly amounts, and to be evidenced by separate stock option agreements to be entered into between the Company and each of the option holders.

The above description of the Agreement is qualified in its entirety by reference to the terms of the Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated April 13, 2010 between BrainStorm Cell Therapeutics, Inc., Avi Israeli and Hadasit Medical Research Services and Development Ltd.